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                                                                   EXHIBIT 4.206

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                      WATERSIDE-MARISSA DEVELOPMENT, L.L.C.

         THIS LIMITED LIABILITY WATERSIDE-MARISSA DEVELOPMENT, L.L.C., (the "LLC"), is dated as of January 7, 2004 and made by Peabody-Waterside Development, LLC, a Delaware limited liability company (the "Member").


                                   WITNESSETH:

         WHEREAS, the LLC is a limited liability company formed under the Delaware Limited Liability Company Act (the "Delaware LLC Act") pursuant to a Certificate of Formation filed with the Delaware Secretary of State on January 7, 2004; and

         WHEREAS, the Members of the LLC form a Joint-Venture Management Committee (the "LLC").

         NOW, THEREFORE, the Management Committee hereby declares as follows:

1. LLC FORMATION, NAME, PLACE OF BUSINESS

         1.1 FORMATION OF LLC; CERTIFICATE OF FORMATION

             The Management Committee of the LLC hereby acknowledges the formation of the LLC as a limited liability company pursuant to the Delaware LLC Act by virtue of the filing of a Certificate of Formation with the Delaware Secretary of State on January 7, 2004.

         1.2 NAME OF LLC

             The name of the LLC as of the date of this Agreement is and shall continue to be "Waterside-Marissa Development, L.L.C.". The business of the LLC may be conducted under any other name that is permitted by the Delaware LLC Act and selected by the Members of the Management Committee ("Committee"). The Committee designated pursuant to the terms of this Agreement promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the LLC conducts business and shall take such other action as such Committee determines is required by or advisable under the laws of the State of


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Delaware, or any other state in which the LLC conducts business, to use the name or names under which the LLC conducts business.

         1.3 PLACE OF BUSINESS

             The LLC's principal place of business shall be St. Louis, Missouri. The Committee may establish and maintain such other offices and additional places of business of the LLC, either within or without the State of Delaware, or close any office or place of business of the LLC, as he or she deems appropriate.

         1.4 REGISTERED AGENT

             The street address of the initial registered office of the LLC shall be:

                  The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, Delaware  19801

and the LLC's registered agent at such address shall be Corporation Service Company. The Manager may from time to time appoint a new resident agent for the LLC.

2. PURPOSES AND POWERS OF LLC

         2.1 PURPOSES

             The purposes of the LLC shall be (i) to invest in, develop and/or operate other related concerns and transactions (ii) to undertake any lawful transactions and engage in any lawful activity incidental to or in furtherance of the foregoing purposes or otherwise related to the energy business; and (iv) as agreed by the Member, to engage in any other lawful business, purpose or activity permitted by the Delaware LLC Act.

         2.2 POWERS

             The LLC shall have all the powers and privileges as are necessary or convenient to the conduct, promotion, or attainment of the business, purposes or activities of the LLC.



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3. TERM OF LLC

             The LLC commenced on the date upon which the Certificate of Formation was duly filed with the Delaware Secretary of State and shall continue until the dissolution of the LLC as provided by the Delaware LLC Act.

4. LIABILITY OF MEMBER

             Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and neither the Committee, any officer, employee, shareholder, controlling person or agent of the LLC or the Committee shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Committee member officer, employee, shareholder, controlling person or agent of the LLC or the Member. The failure of the LLC to observe any formalities or requirements relating to the exercise of its power or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on the Committee, or any, manager, officer, employee, shareholder, controlling person or agent of the LLC or the Member for liabilities of the LLC.

5. CAPITALIZATION, MEMBERSHIP INTEREST AND DISTRIBUTIONS OF CASH FLOW AND CERTAIN PROCEEDS.

         5.1 CAPITALIZATION

             Concurrent with the execution of this Agreement, the Committee shall make a $1,000 capital contribution to the LLC, in cash.

         5.2 NO ADDITIONAL CAPITAL CONTRIBUTIONS

             The Committee shall have no obligation to make additional capital contributions to the LLC.

         5.3 MEMBERSHIP INTEREST

             The Committee shall own one hundred percent (100%) of the membership interests in the LLC, and all profits and losses shall be allocated to the Members.

         5.4 DISTRIBUTIONS

             The Committee shall decide whether and in what amounts the proceeds received by the LLC shall be distributed. All such proceeds, if any, shall be distributed one hundred percent (100%) to the Members.


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6. MANAGEMENT

         6.1 MANAGEMENT BY MANAGER

             Management of the LLC is vested in a Management Committee and not in the Member. The Committee shall be elected by the Member. The Committee may exercise all such powers of the LLC and do all such lawful acts and things as may be done by a manager of a limited liability company under the Act.

         6.2 MANAGEMENT COMMITTEE'S TERM OF OFFICE

             The Management Committee shall remain in office until they resigns or are removed from the office by the Committee. Terry L. Bethel shall be the initial Manager of the LLC. The Committee will devote such time and attention to the LLC as is appropriate to manage the affairs of the LLC to its best advantage.

         6.3 IMPLEMENTATION OF ACTIONS OF MANAGEMENT COMMITTEE

             The decisions and actions of the Committee shall be carried out by the Committee Members or such other individuals granted authority to act on behalf of the Committee, pursuant to decisions made or resolutions adopted from time to time by the Committee.

7. INDEMNIFICATION OF REPRESENTATIVES, COMMITTEE MEMBERS AND EMPLOYEES

         7.1 INDEMNIFICATION

             The LLC shall indemnify and hold harmless the Committee Members, the Manager and each officer, employee, shareholder, controlling person, agent and representative of the LLC and of the Member (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), reasonable expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, causes of action, demands, actions, suits, or proceedings (unless asserted by the LLC against the Indemnitee), whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the LLC (a "Claim"), regardless of whether such Indemnitee continues to be a Committee Member or Manager or an officer, employee, shareholder, controlling person, agent or representative of the LLC or the Member at the time any such liability or expense is paid or


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incurred, if such Indemnitee determined in good faith that such conduct was in the best interest of the LLC and such Indemnitee's conduct did not constitute fraud, gross negligence, or willful misconduct and was within the scope of the Indemnitee's authority; provided that all claims for indemnification by an Indemnitee shall be made only against and shall be limited to the assets of the LLC and no Indemnitee shall have recourse against the Member with respect to any such Claim. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's conduct did constitute fraud, gross negligence, or willful misconduct.

         7.2 EXPENSES

             Expenses incurred by an Indemnitee in defending any Claim subject to this SECTION 7 shall, from time to time, upon request by the Indemnitee, be advanced by the LLC prior to the final disposition of such Claim upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount, together with interest on any such advance or advances at the rate equal to two percentage points above the "Federal short-term rate" as defined in the Internal Revenue Code section 1274(d)(1)(C)(i) or the maximum rate permitted under applicable law, promptly upon (and in no event more than ten days after) a determination in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this SECTION 7.

         7.3 OTHER RIGHTS

             The indemnification provided by this SECTION 7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or as approved by the Committee, as a matter of law or equity, or otherwise, both as to an action in such Indemnitee's capacity as the Committee or Manager, or as an officer, employee, shareholder, controlling person, agent or representative of the LLC or the Committee, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity with respect to those periods during which such Indemnitee served, and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

         7.4 NOTICE

             Promptly after receipt of notice of the commencement of any Claim, an Indemnitee will, if indemnification in respect thereof is to be sought against the LLC under this SECTION 7, notify the LLC of the initiation thereof, but the omission so to notify the LLC will not relieve the LLC from any liability


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that the LLC may have to such Indemnitee otherwise than under this SECTION 7, or under this SECTION 7 except to the extent that the LLC is adversely affected by such lack of notice.

         7.5 COUNSEL

             The LLC shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or other resolution of any Claim. In the event that the LLC shall elect not to undertake such defense or other resolution or within a reasonable time after notice of such Claim from an Indemnitee, the LLC shall fail to defend or otherwise resolve such Claim, such Indemnitee (upon further written notice to the LLC) shall have the right to undertake the defense, compromise, or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the LLC.

         7.6 OTHER PERSONS

             The provisions of this SECTION 7 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other person or entity.

         7.7 INSURANCE

             The LLC may purchase and maintain insurance of a kind normal and customary in the industry in which the LLC conducts business on behalf of any Indemnitee against any liability asserted against an Indemnitee and incurred by an Indemnitee in such capacity, or arising out of such Indemnitee's status as aforesaid, whether or not the LLC would have the power to indemnify such Indemnitee against such liability under this SECTION 7.

8. DISSOLUTION AND LIQUIDATION

         8.1 EFFECT OF DISSOLUTION

             Upon dissolution, the LLC shall cease carrying on its business but shall not terminate until the winding up of the affairs of the LLC is completed, the assets of the LLC shall have been distributed as provided below and a Certificate of Cancellation of the LLC under the Delaware LLC Act has been filed with the Secretary of State of the State of Delaware.


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         8.2 LIQUIDATION UPON DISSOLUTION

             Upon the dissolution of the LLC, sole and plenary authority to effectuate the liquidation of the assets of the LLC shall be vested in the Committee, which shall have full power and authority to sell, assign and encumber any and all of the LLC's assets and to wind up and liquidate the affairs of the LLC in an orderly and business-like manner. The proceeds of liquidation of the assets of the LLC distributable upon a dissolution and winding up of the LLC shall be applied in the following order of priority:

             (i) first, to the creditors of the LLC, which may include the Members of the Committee as a creditor, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the LLC (or any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provisions for payment thereof; and

             (ii) thereafter, one hundred percent (100%) to the Member.

         8.3 WINDING UP AND CERTIFICATE OF CANCELLATION

             The winding up of the LLC shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provisions therefor has been made, and all of the remaining property and assets of the LLC have been distributed to the Member. Upon the completion of the winding up of the LLC, a Certificate of Cancellation of the LLC shall be filed with the Delaware Secretary of State.

9. AMENDMENT

             This Agreement may be amended or modified by a written instrument executed by the Member.

10. GOVERNING LAW

             This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.


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             IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement, as of the day and year first herein above set forth.

                        WATERSIDE-MARISSA DEVELOPMENT, L.L.C.

                              By:
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                              Name: Member Management Committee
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                              By:
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                              Name: Member Management Committee
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                              By:
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                              Name: Member Management Committee
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                              By:
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                              Name: Member Management Committee
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